Exhibit 10.2

EXECUTION COPY

DEBTOR-IN-POSSESSION SECURITY AGREEMENT

dated as of

December 15, 2022

among

GWG HOLDINGS, INC., GWG LIFE, LLC,

GWG DLP FUNDING IV, LLC and GWG DLP FUNDING VI, LLC

and

CERTAIN SUBSIDIARIES OF GWG HOLDINGS, INC. and GWG LIFE, LLC
IDENTIFIED HEREIN,
collectively, the Grantors

and

VIDA INSURANCE CREDIT OPPORTUNITY FUND III GP, LLC,
as Collateral Agent

SCHEDULES

SCHEDULE I	Pledged Equity
SCHEDULE II	Perfection Information
SCHEDULE III	Commercial Tort Claims
SCHEDULE IV	Deposit Accounts and Securities Accounts
SCHEDULE V	Real Estate Interests

i

DEBTOR-IN-POSSESSION SECURITY AGREEMENT

This DEBTOR-IN-POSSESSION SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 15, 2022, is made by and among GWG HOLDINGS, INC., a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement (as defined below)) (“Holdings”), GWG LIFE, LLC, a Delaware limited liability company and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“GWG Life”), GWG DLP FUNDING IV, LLC, a Delaware limited liability company and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“DLP IV”), GWG DLP VI, LLC, a Delaware limited liability company and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“DLP VI”, and together with Holdings, GWG Life and DLP IV, individually, collectively and in all combinations, the “Borrower”), the other Persons named as Grantors on the signature pages hereto on the Closing Date (together with the Borrower, collectively, the “Initial Grantors”), certain subsidiaries of the Borrower from time to time party hereto and VIDA INSURANCE CREDIT OPPORTUNITY FUND III, GP, LLC (“Vida”), as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

Reference is made to that certain Superpriority Secured Debtor-in-Possession Credit and Guaranty Agreement, dated as of December 15, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement), by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Collateral Agent and Vida, as Administrative Agent, pursuant to which the Lenders have agreed to extend credit to the Borrower and the Guarantors have jointly and severally guaranteed the payment when due of all Obligations under the Credit Agreement and the other Credit Documents as provided therein.

In order to induce (i) the Lenders to extend credit to the Borrower as provided in the Credit Agreement and (ii) Vida to act as Administrative Agent and as Collateral Agent, the Initial Grantors have agreed to grant to the Collateral Agent a continuing security interest in and to the Collateral (as defined below) in order to secure the prompt and complete payment, observance and performance of, among other things, their respective Secured Obligations (as defined below). Each Initial Grantor will obtain benefits from the extension of credit under the Credit Agreement and, accordingly, desires to execute this Agreement. The Collateral Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Credit Agreement and this Agreement. Notwithstanding anything herein to the contrary, the Liens granted to Collateral Agent under this Agreement and the exercise of the rights and remedies of Collateral Agent hereunder and under any other Credit Document are subject to the DIP Order.

Execution, delivery and performance of this Agreement and the grant of a security interest, pledge and Lien on all of the Collateral of the Grantors and the proceeds thereof to secure the Secured Obligations have been authorized pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the DIP Order.

To supplement the DIP Order without in any way diminishing or limiting the effect of the DIP Order or the security interest, pledge and Lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien as set forth herein. In the event of a conflict between the terms and provisions of this Agreement or any other Credit Document and the DIP Order, the terms and provisions of the DIP Order shall control.

Accordingly, the parties hereto agree as follows:

Article I
DEFINITIONS; LIENS

Section 1.01 UCC Terms; Credit Agreement.

(a) The following terms that are defined in the New York UCC (as defined herein) are used in this Agreement as so defined (whether or not capitalized): “account”; “bank”; “chattel paper”; “commercial tort claim”; “commodity account”; “commodity intermediary”; “deposit account”; “document”; “equipment”; “financial assets”; “goods”; “inventory”; “investment property”; “letter-of-credit rights”; “proceeds”; “securities account”; “securities intermediary”; and “supporting obligations”; and the term “instrument” shall have the meaning specified in Article 9 of the New York UCC. The interpretive provisions specified in Section 1.3 of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the recital of parties to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the recital of parties to this Agreement.

“Cash Management Bank” has the meaning assigned to such term in Section 3.03(g)(i).

“Claiming Party” has the meaning assigned to such term in Section 5.01.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the recital of parties to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 5.01.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by a Grantor and/or one or more of its Subsidiaries, the Collateral Agent and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“DLP IV” has the meaning assigned to such term in the recital of parties to this Agreement.

“DLP VI” has the meaning assigned to such term in the recital of parties to this Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or any other equity ownership interests in a Person.

“Excluded Assets” means, collectively, (i) any U.S. intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of Collateral Agent’s Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided that upon filing with the U.S. Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto pursuant to Section 1(c) or Section 1(d) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (ii) any rights or interest in any contract, lease, permit, or license agreement of any Grantor to which any Grantor is a party with a Person that is not an Affiliate or a Subject Entity if and for so long as the grant of the security interest hereunder shall, pursuant to the terms of such contract, lease, permit, or license agreement, constitute or result in (A) a material breach or termination pursuant to the terms of, or a material default under, any such contract, lease, permit, or license agreement, (B) a violation of any Laws applicable thereto, (C) the abandonment, invalidation or unenforceability of any material right, title or interest of any Grantor therein; provided that any such contract, lease, permit or license agreement was not entered into in contemplation of circumventing any Grantor’s obligations under the Credit Documents or (D) the creation of a right of termination in favor of, or require the consent of, to the extent not otherwise obtained, any other party thereto (other than the Grantors or any Affiliate or Subject Entity thereof) or would give such party the right to otherwise adversely alter such Grantor’s right, title or interest thereunder (including upon giving of notice or the lapse of time or both) or (iii) any other property with respect to which, in the determination of Collateral Agent in its sole discretion, the time, difficulty, cost, or other consequences (including any material adverse tax consequences) of granting or perfecting a Lien on such property shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided that (x) the exclusions described in clauses (i) through (iii) above shall in no way be construed as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and Liens upon any rights or interest of the Grantors in or to the proceeds of, or any monies due or to become due under, any such leases, contracts, agreements, licenses, permits or other assets and (y) immediately upon the effectiveness, lapse termination or waiver of any such restriction, provision or agreement, references to the Collateral shall include and the Grantors shall be deemed to have granted a security interest with respect to such leases, contracts, agreements, licenses, permits, equipment, Equity Interests, accounts and other assets as if such provision or restriction or agreement had never been in effect.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any provincial, state, local, municipal or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means the Initial Grantors.

“GWG Life” has the meaning assigned to such term in the recital of parties to this Agreement.

“Holdings” has the meaning assigned to such term in the recital of parties to this Agreement.

“Initial Grantors” has the meaning assigned to such term in the recital of parties to this Agreement.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and Permits of, and agreements (other than commercial agreements) with, any Governmental Authority.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Perfection Information” means the schedules and attachments substantially in the form of Schedule II hereto, as completed and updated, supplemented or amended from time to time in accordance with the terms hereof.

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Law.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged LLC Interests” means all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule I hereto and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Partnership Interests” means all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule I hereto and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Policies” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership or partnership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Real Estate Interests” means, with respect to a Grantor, all Real Property Owned and all Real Property Leaseholds, whether now owned or held, or hereafter acquired, including all interests listed on Schedule V hereto.

“Real Property Leaseholds” means all leases now or hereafter owned or held by a Grantor, of real property whether improved or unimproved and all rights, interests and estates, real and personal, arising under or in connection with such leases and such real property, including without limitation all buildings and all personal property and fixtures included under such leases.

“Real Property Owned” means all parcels of land now or hereafter owned by a Grantor, together with the right, title and interest of such Grantor in and to adjacent streets, the air space and development rights, all rights of way, privileges, tenements, hereditaments and appurtenances thereto, and fixtures, easements, all royalties and rights pertaining to the use of the real property, including, without limitation, all alleys, vaults and drainage together with all buildings and other improvements now or hereafter erected thereon and all fixtures and personal property appertaining thereto and all additions thereto and all substitutions and replacements thereof.

“Receivables” means all right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance, and all Receivables Records.

“Receivables Records” means (i) all original copies of all documents, instruments or other writings or electronic records or other records evidencing Receivables, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidence of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Vida” has the meaning assigned to such term in the recital of parties to this Agreement.

Article II
PLEDGE OF COLLATERAL

Section 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, it successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under and whether now or hereafter existing or arising (a) all Equity Interests held by it are listed on Schedule I hereto and any other Equity Interests obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (collectively, the “Pledged Equity”); (b) (i) all debt securities of any Grantor or any Subsidiary of any Grantor owned by it and listed opposite the name of such Grantor on Schedule I hereto, (ii) any debt securities of any Grantor or any Subsidiary of any Grantor obtained in the future by such Grantor and (iii) any promissory notes and any other instruments evidencing such debt securities (the debt securities, promissory notes and instruments referred to in clauses (i), (ii) and (iii) of this clause (b) are collectively referred to as the “Pledged Debt”); (c) all other property that is delivered to and held by the Collateral Agent; (d) subject to Section 2.07, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; (e) all insurance policies now or hereafter owned by each Grantor, listed on Schedule I hereto and to be updated from time to time, including life settlement policies and all related death benefits, the Servicing Agreement, related property with respect to each policy, policy files, all income, all rights under such policies (including the right to make claims on the foregoing policies and the right to receive payments under such policies), payments and proceeds (including proceeds of such policies received from an insurer and proceeds from the sale of such policies but excluding proceeds which independently constitute Excluded Assets) relating to or arising out of the foregoing and all rights of recourse or recovery against any third party, and all other claims, rights and causes of action, relating to or arising out of any of the foregoing (collectively, the “Pledged Policies”) and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”). Notwithstanding anything to the contrary in this Agreement, the Pledged Collateral shall not include any Excluded Assets.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, subject, however, to the terms, covenants and conditions hereinafter set forth.

The grant of a security interest in the Pledged Collateral by each Grantor under this Agreement secures the payment of all Secured Obligations now or hereafter existing under, or in respect of, the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement, obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Credit Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

Section 2.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to Section 2.02(a) shall be accompanied by undated stock or note powers, as applicable, duly executed in blank, or other undated instruments of transfer duly executed in blank and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied (to the extent reasonably requested by the Collateral Agent and to the extent necessary to perfect the security interest therein or allow realization thereon) by undated proper instruments of assignment duly executed in blank by the applicable Grantor.

(c) Each Grantor hereby agrees that if any of the Pledged Securities not otherwise covered by Sections 2.02(a) or (b) above are at any time not evidenced by certificates, then each applicable Grantor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the applicable issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and (iii) after the occurrence and during the continuance of any Event of Default, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request, (A) cause the Organizational Documents of each such issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the New York UCC or its equivalent in other jurisdictions and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 2.02(a) and (b). Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I hereto (as amended or supplemented pursuant to the terms hereof) correctly sets forth the certificate number, if applicable, and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes to which such Grantor has any right, title or interest;

(b) each Grantor has good and valid rights in and title to the Pledged Collateral and has full power and authority to pledge to the Collateral Agent such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than consent or approval that has been obtained (except for such actions of issuers as are contemplated by Section 2.02(a));

(c) the Pledged Equity and Pledged Debt have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and non-assessable and (ii) in the case of such Pledged Debt, are legal, valid and binding obligations of the issuers thereof, enforceable against each issuer thereof in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether considered in a proceeding at law or in equity);

(d) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I hereto as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Credit Documents and (B) Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Credit Documents and (B) Permitted Liens and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(e) except for restrictions and limitations imposed by the Credit Documents or securities laws generally and except as described in the Perfection Information (as updated, supplemented or amended from time to time in accordance with the terms hereof), (i) the Pledged Equity is and will continue to be freely transferable and assignable and (ii) other than any consent or approval that has been obtained prior to the date hereof, none of the Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f)   each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Section 2.04 [Reserved].

Section 2.05 Certification of Equity Interests; Modification of Organizational Documents. Each certificate representing an interest in any Equity Interests controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent. Subject to Section 2.02, each Grantor agrees that it will not, and will cause each of its Subsidiaries not, to amend its Organizational Documents such that any Pledged Collateral would be treated as a “security” for purposes of the New York UCC or its equivalent in other jurisdictions as a result of such amendment.

Section 2.06 Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall have given the Borrower written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Credit Documents and the terms and conditions of the applicable Pledged Securities. Promptly upon the cure or waiver of any such Event of Default, upon the request and at the expense of the applicable Grantor, the Collateral Agent shall transfer to or register in the name of, as applicable, each Grantor which originally made the grant hereunder, any such Pledged Securities transferred to or registered in the name of the Collateral Agent pursuant to this Section 2.06 and not otherwise sold or disposed of by the Collateral Agent in accordance with the Credit Documents.

Section 2.07 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower in writing (which, for the avoidance of doubt may be by e-mail) that the rights of the Grantors under this Section 2.07 are being suspended:

(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement and the other Credit Documents; provided that such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights inuring to a holder of any Pledged Equity or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Credit Document, or the ability of the Secured Parties to exercise the same.

(ii)        The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(b) Except after the occurrence and during the continuance of any Event of Default, each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents and applicable Laws; provided that, any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly delivered to the Collateral Agent in the same form as so received (with any necessary endorsement requested by the Collateral Agent).

(c) Upon the occurrence and during the continuance of any Event of Default, as set forth in paragraph (b) of this Section 2.07, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (b) of this Section 2.07 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor, contrary to the provisions of this Section 2.07 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (b) of this Section 2.07 and that remain in such account.

(d) Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent shall have provided one (1) Business Day’s prior written notice to the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.07, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.07, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.07, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that unless otherwise directed by the Requisite Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.07 and the Collateral Agent shall have all the obligations it would otherwise have under paragraph (a)(ii) of this Section 2.07.

(e) Any notice given by the Collateral Agent to the Grantors suspending the rights of the Grantors under paragraph (a) of this Section 2.07 (i) shall be given in writing (which, for the avoidance of doubt may be by e-mail), (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (b) of this Section 2.07 in part without suspending all such rights (as specified by the Collateral Agent) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

Article III
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets and properties, and all other property or interests therein covered by the DIP Order, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Accounts (including, with limitation, all Receivables and Receivables Records);

(ii)	all cash, Deposit Accounts and Securities Accounts;

(iii)	all Chattel Paper;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all General Intangibles;

(vii)	all Goods;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Commercial Tort Claims;

(xii)	all Letter-of-credit rights;

(xiii) property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(xiv)   all books and records pertaining to the Article 9 Collateral;

(xv)     to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing (including Avoidance Action Proceeds);

provided that notwithstanding anything to the contrary in this Agreement, the Article 9 Collateral shall not include any Excluded Assets.

(b) Each Grantor authorizes the Collateral Agent (and its counsel and agents) to file or record, at any time and from time to time, financing statements and other filing or recording documents or instruments, and any amendments, continuations or terminations thereof, with respect to the Collateral, without notice to any Grantor and without the signature of such Grantor (unless such signature is required by applicable Law), in such form and in such offices as the Collateral Agent determines necessary or appropriate to perfect or protect, or continue to perfect or protect, the security interests of the Collateral Agent created under the Credit Documents. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets”, “all assets of the debtor, whether now owned or existing or at any time hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Collateral Agent’s discretion, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent (and its counsel and agents) of any financing statement with respect to the Collateral made prior to the date hereof.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The grant of a security interest in the Article 9 Collateral by each Grantor under this Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing under, or in respect of, the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement, obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Credit Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

Section 3.02 Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the other Secured Parties that, as of the date hereof:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect.

(b) The Perfection Information has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Closing Date. Upon and subject to the terms and entry of the DIP Order, the security interest created hereunder constitutes a legal, valid and perfected security interest in all the Collateral (to the extent set forth in the DIP Order). Upon and subject to the entry of the DIP Order, and to the extent provided therein, the Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to the express terms of the DIP Order and Liens of the type described in Section 6.2(e) and (f) of the Credit Agreement.

(c) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(d) On the date hereof, except to the extent set forth on Schedule III hereto, no Grantor has rights in any Commercial Tort Claim with a value in excess of $250,000.

(e) On the date hereof, Schedule IV hereto is a true and complete list of all Deposit Accounts and Securities Accounts maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account.

Section 3.03 Covenants.

(a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to (i) defend title to the Article 9 Collateral against all Persons and (ii) defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien.

(b) As of the Closing Date, the Borrower shall deliver to the Collateral Agent the information required pursuant to the Perfection Information and the other Schedules attached hereto.

(c) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to (or to cause the applicable Grantor to) execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as shall be necessary to perfect, and maintain the perfection of, the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amounts payable under or in connection with any of the Article 9 Collateral is owed by the Borrower and/or any of its Subsidiaries or is owed by any other Person and is or shall be or become evidenced by any promissory note or other Instrument, Borrower shall promptly notify the Collateral Agent and upon request of the Collateral Agent, such note or Instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner satisfactory to the Collateral Agent.

(d) At its option, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten (10) Business Days of demand for any such payment made or any reasonable and documented expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person that constitutes Article 9 Collateral to secure payment and performance of an Account, Borrower shall promptly notify the Collateral Agent and upon request of the Collateral Agent, such Grantor shall promptly collaterally assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such collateral assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f)   Except as the Collateral Agent may otherwise permit in writing, if any Grantor shall obtain an interest in any Commercial Tort Claim in excess of $250,000, such Grantor shall forthwith sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

(g) Each Grantor:

(i)    shall establish and maintain, at its expense, Deposit Accounts and cash management services of a type and on terms, and with the banks, set forth on Schedule IV hereto and, subject to clause (g)(iii) below, such other banks as such Grantor may hereafter select (such other banks, together with the banks set forth on Schedule IV hereto, collectively, the “Cash Management Banks” and each individually, a “Cash Management Bank”). Subject to Section 5.15 of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Collateral Agent a Control Agreement (which shall be “springing” in nature) with respect to each of its Deposit Accounts (other than (x) any Deposit Account that is a zero balance account or any Deposit Account that is used solely as a dedicated payroll, withholding tax, or tax trust or fiduciary account or (y) the deposit accounts owned by the Grantors that are not debtors under the Cases as such deposit accounts are identified as of the Closing Date on Schedule IV, so long as such deposit accounts that are not subject to a Control Agreement pursuant to this clause (y) have an aggregate balance of less than $100,000) duly authorized, executed and delivered by each Cash Management Bank where a Deposit Account is maintained, the applicable Grantor and the Collateral Agent.

(ii)        shall direct all Account Debtors or other obligors in respect of any amounts payable to Grantors to make payment of all such amounts into a Deposit Account that is subject to a Control Agreement, and otherwise take all actions to cause such payments to be made to a Deposit Account that is subject to a Control Agreement.

(iii)      subject to Section 5.15 of the Credit Agreement, shall obtain (or, in the case of an issuer of uncertificated securities (as defined in Article 8 of the New York UCC) who is not a Grantor or a Subsidiary of a Grantor, shall use commercially reasonable efforts to obtain) an authenticated Control Agreement from each issuer of uncertificated securities (as defined in Article 8 of the New York UCC), securities intermediary, or commodity intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account or Commodity Account for such Grantor and with respect to any other investment property and no Grantor will make, acquire, or permit to exist Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts, Commodity Accounts or Securities Accounts unless the Collateral Agent has received a Control Agreement duly authorized, executed and delivered by the applicable bank, commodity intermediary or securities intermediary where such cash, Cash Equivalents, Deposit Account or Securities Account are maintained with respect thereto. For the avoidance of doubt, the Collateral Agent shall not be obligated to enter into any Control Agreement that requires the Collateral Agent to indemnify any other party thereto from the individual or company assets of the entity acting as Collateral Agent.

(h) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(i)    Upon the occurrence and during the continuance of an Event of Default and after delivery of notice from the Collateral Agent that it is exercising its rights under this clause (i), without the prior written consent of the Collateral Agent, such Grantor will not (i) grant any extension of the time of payment of any Receivable required to be included in Collateral, (ii) compromise or settle any Receivable required to be included in Collateral for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable required to be included in Collateral, (iv) allow any credit or discount whatsoever on any Receivable required to be included in Collateral or (v) amend, supplement or modify any Receivable required to be included in Collateral in any manner that could adversely affect the value thereof except, in each case, in the ordinary course of business and consistent with past practice. Except as the Collateral Agent may otherwise permit in writing, if such Grantor shall enter into any contract or other transaction with an Applicable Governmental Authority (as defined below) which will result in an Applicable Governmental Authority becoming an obligor on any Receivable required to be included in Collateral such Grantor shall (i) promptly thereafter notify the Collateral Agent thereof, (ii) provide to the Collateral Agent all such documents and instruments, and take all such actions, as shall be requested by the Collateral Agent to enable the Collateral Agent to comply with the requirements of the Federal Assignment of Claims Act of 1940 or any other applicable requirement of Law to perfect its security interest in such Receivables and obtain the benefits of such act or law with respect thereto and (iii) otherwise comply with its obligations under Section 3.03(c) above with respect thereto. As used in this paragraph, the term “Applicable Governmental Authority” shall mean any Governmental Authority the requirements of Law applicable to which provide that, for a creditor of a Person to which such Governmental Authority has an obligation to pay money, whether pursuant to a Receivable, a General Intangible or otherwise, to perfect such creditor’s Lien on such obligation and/or to obtain the full benefits of such Lien and such requirements of Law, certain notice, filing, recording or other similar actions other than the filing of a financing statement under the Uniform Commercial Code must be given, executed, filed, recorded, delivered or completed, including, without limitation, any federal Governmental Authority to which the Federal Assignment of Claims Act of 1940 is applicable.

(j)    Each Grantor acknowledges and agrees (or, if the issuer of such Pledged Partnership Interest or Pledged LLC Interests is not a Grantor or a Subsidiary of a Grantor, shall use commercially reasonable efforts to ensure) that to the extent that any Pledged Partnership Interest or Pledged LLC Interest now or in the future owned by such Grantor and pledged hereunder is, pursuant to the applicable limited liability company agreement, partnership agreement or other similar agreement, a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and each such interest shall at all times hereafter continue to be such a security and represented by such certificate and promptly delivered to the Collateral Agent. Each Grantor further acknowledges and agrees (or, if the issuer of such Pledged Partnership Interest or Pledged LLC Interests is not a Grantor or a Subsidiary of a Grantor, shall use commercially reasonable efforts to ensure) that with respect to any Pledged Partnership Interest or Pledged LLC Interest now or in the future owned by such Grantor and pledged hereunder that is not, pursuant to the terms of the applicable limited liability company agreement, partnership agreement or other similar agreement, a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time amend the applicable limited liability company agreement, partnership agreement or other similar agreement to expressly provide that such interest is a “security” within the meaning of Article 8 of the New York UCC or elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

Section 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral from the Borrower and/or any of its Subsidiaries or from any other Person, such Grantor shall promptly endorse, collaterally assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time acquire any certificated securities constituting Collateral, such Grantor shall promptly endorse, collaterally assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time request.

Article IV
REMEDIES

Section 4.01 Remedies Upon Default.

(a) Subject to Section 8 of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will, at its expense and upon request of the Collateral Agent, promptly assemble all or part of the Collateral and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that, the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors ten (10) days written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02 Application of Proceeds.

(a) The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Sections 2.17(d) and 8.1 of the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and the exercise by the Collateral Agent of rights and remedies hereunder, any amount paid to any Grantor in respect of the Collateral shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from the other funds of such Grantor, and shall immediately be paid to the Collateral Agent, to be distributed to the Administrative Agent for application against the Secured Obligations pursuant to Section 2.17(d), whether matured or unmatured, in accordance with the terms of the Credit Agreement.

(b) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

Section 4.03 Certain Matters Relating to Receivables.

(a) The Collateral Agent shall have the right, if an Event of Default has occurred and is continuing, at any time to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables required to be included in Collateral; provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within ten (10) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in an account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 4.02 and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables required to be included in Collateral shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables required to be included in Collateral, including, without limitation, all original orders, invoices and shipping receipts.

(d) The Collateral Agent in its own name or in the name of others may at any time when an Event of Default has occurred and is continuing, communicate with obligors under the Receivables required to be included in Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables.

(e) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, each Grantor shall notify obligors on the Receivables required to be included in Collateral that such Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(f)   Notwithstanding anything herein to the contrary, each Grantor shall remain liable under each of the Receivables required to be included in Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Article V
SUBROGATION AND SUBORDINATION

Section 5.01 Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.02) that, in the event assets of any other Grantor (the “Claiming Party”) shall be sold pursuant to any Credit Document to satisfy any Obligation owed to any Secured Party, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof. Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

Section 5.02 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Section 5.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent obligations for which no claim or other demand has been made). No failure on the part of any Grantor to make the payments required by Section 5.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after written notice from the Collateral Agent, all Indebtedness owed to it by any Subsidiary shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent obligations for which no claim or other demand has been made).

(c) Each Grantor hereby agrees that it will not exercise any rights of subrogation, reimbursement or otherwise, which it may acquire by reason of any payment made hereunder until the termination of this Agreement. Any amount paid to any Grantor on account of any payment made hereunder shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall immediately be paid to the Collateral Agent, to be distributed to the Administrative Agent for application against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. In furtherance of the foregoing, prior to termination of this Agreement, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Grantor (or any of their respective successors or assigns, whether in connection with an insolvency or liquidation proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Collateral Agent or any other Secured Party.

Article VI
MISCELLANEOUS

Section 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing (which, for the avoidance of doubt may be by e-mail) and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 10.1 of the Credit Agreement. The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf or other similar unsecured electronic methods, provided that the Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If any Grantor elects to give the Collateral Agent e-mail instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent’s understanding of such instructions shall be deemed controlling. The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Grantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, including, without limitation, the risk of the Collateral Agent acting on unauthorized instructions and the risk of interception and misuse by third parties. Unless the Collateral Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the recipient manually (and expressly excluding any electronically read feature) confirming such receipt to the sender thereof, and (B) notices or communications posted to an Internet or intranet website (as approved by the Collateral Agent) shall be deemed received upon the receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B), if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 6.02 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.5 of the Credit Agreement.

Section 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) Subject to Section 10.3 of the Credit Agreement, the parties hereto agree that the Collateral Agent shall be entitled to reimbursement of any and all of its reasonable and documented out-of-pocket expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or any other Credit Document.

(b) The parties hereto agree that the Collateral Agent is entitled to all rights, privileges, protections, immunities, indemnities and benefits provided to it under the Credit Agreement and each Grantor hereby waives all liabilities against the Collateral Agent except to the extent set forth in Section 9 of the Credit Agreement.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Credit Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the repayment in full of the Secured Obligations or the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document. All amounts due under this Section 6.03 shall be payable within ten (10) Business Days of written demand therefor.

Section 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

Section 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Credit Documents, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time under any Credit Document, and shall continue in full force and effect as long as the principal of or any accrued interest on any loans or any fee or any other amount payable under any Credit Document is outstanding and unpaid.

Section 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.08 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN) AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

(b) EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, EACH GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

Section 6.09 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.09 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 6.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.12 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until the termination of the Credit Agreement) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and prior written notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to obtain or maintain the policies of insurance required by the Credit Agreement or to pay any premium in whole or in part relating thereto and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final, non-appealable decision of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten (10) Business Days of demand by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 6.13 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Credit Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Credit Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Credit Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Credit Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder, except as expressly provided in this Agreement or any other Credit Document and (d) to agree to be bound by the terms of this Agreement and all other Credit Documents.

Section 6.14 DIP Order. With respect to any Grantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Grantors provided for hereunder) to the terms of the DIP Order and if any provision in this Agreement or any other Credit Document expressly conflicts with any provision in the DIP Order, the provisions in the DIP Order shall govern and control. For the avoidance of doubt, upon the entry of the DIP Order, all Liens created by this Agreement in favor of the Collateral Agent shall be perfected as set forth in the DIP Order, notwithstanding any failure to make (or the terms of) any filings in any jurisdiction.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

GWG Holdings, Inc.,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	Chief Executive Officer & Chief Restructuring Officer

GWG Life, LLC,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	President

GWG DLP FUNDING IV, LLC,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	President

GWG DLP FUNDING VI, LLC,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	President

GWG Life USA, LLC,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	President

[Signature Page to Debtor-in-Possession Security Agreement]

GWG DLP funding v, LLC,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	Chief Executive Officer &President

GWG dlp funding v holdings, LLC,
as a Grantor

By:	/s/ Jeffery S. Stein
Name:	Jeffery S. Stein
Title:	Chief Executive Officer & President

[Signature Page to Debtor-in-Possession Security Agreement]

VIDA INSURANCE CREDIT OPPORTUNITY FUND III GP, LLC,
as Collateral Agent

By:	/s/ John Jureller
Name:	John Jureller
Title:	Treasurer

[Signature Page to Debtor-in-Possession Security Agreement]